                                                                   EXHIBIT 10.14

                    MACHINERY AND EQUIPMENT LOAN TO HARRIS CORPORATION
                                     AND THE
                          COMMONWEALTH OF PENNSYLVANIA
                                 MELF #95-9-246
                            IN THE AMOUNT OF $500,000

                             DATED SEPTEMBER 9, 1996

KMK/09-04-96                       MELF #95-9-246

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, MADE this 9th day of September, 1996, effective as of September 10, 1996, BY AND BETWEEN HARRIS CORPORATION, a Delaware corporation, with its principal offices at 125 Crestwood Road, Mountaintop, Pennsylvania 18707-2189, (the "Borrower") and the COMMONWEALTH OF PENNSYLVANIA, acting by and through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT, having its principal place of business at Room 485 Forum Building. Harrisburg, Pennsylvania 17120 (the "Department").

                                WITNESSETH THAT:

      WHEREAS, the Borrower has established an industrial development project on a tract of land in Luzerne County, Pennsylvania (the "Project"); and

      WHEREAS, in concert with the establishment of the Project the Borrower has purchased or intends to purchase certain machinery and equipment for use at the Project as more fully described at Exhibit A and which is incorporated herein by reference and made a part hereof (the "Equipment"); and

      WHEREAS, pursuant to the authority granted the Department by virtue of the Machinery and Equipment Loan Fund ("MELF") Act, Act 120 of 1988, P.L. 1050 (the "Act"), the Department has approved the Borrowers application for a loan not to exceed the principal amount of $500,000 (the "Loan") to be used exclusively to defray a part of the cost of purchasing the Equipment (the "Cost"); and

      WHEREAS, the Department is willing to make the Loan upon the terms and subject to the conditions hereinafter set forth:

      NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and intending to be legally bound hereby, covenant and agree as follows:

      Section 1. The Loan. Subject to the conditions set forth herein, the Department agrees to make the Loan to the Borrower for the purpose of defraying a portion the Cost of purchasing the equipment described in Exhibit A.

      Section 2. The Note. The Loan shall be evidenced by a note (the "Note") of even date herewith given by the Borrower to the Department, the terms and provisions of which are incorporated herein by reference thereto and made a part hereof.

      Section 3. The Security Documents.

            (a) The Security Agreement. Payment of the Note and satisfaction of all obligations of the Borrower hereunder and under the Note shall be secured by a perfected security interest in the Equipment given by the Borrower to the Department under a security agreement of even date herewith (the "Security Agreement"), the terms and provisions of which are incorporated herein by reference thereto and made a part hereof. The Security Agreement shall be dated the date of the Note and shall create a perfected first lien upon the Equipment.

            (b) The Note, Security Agreement and this Agreement shall be referred to herein collectively as the Loan Documents.

      Section 4. Prepayments. Prepayments of the outstanding principal amount of the Loan shall be as set forth in and governed by the terms of the Note.

      Section 5. Representations and Warranties of the Borrower. To induce the Department to enter into this Agreement and to make the Loan, the Borrower represents and warrants that:

            (a) the Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Pennsylvania;

            (b) the Borrower has all necessary corporate power and authority to purchase, own, encumber and sell Borrower's property and to carry on Borrower's business as now being conducted, and to carry out the transactions contemplated by this Agreement:

            (c) the execution and delivery of this Agreement consummation of the transactions herein contemplated and compliance with the terms and provisions hereof and of the Note and Security Agreement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Borrower or of any agreement, indenture or other instrument to which the Borrower is a party or by which Borrower is bound or to which Borrower or Borrower's property is subject, or constitute a default thereunder and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever (except those created pursuant hereto) upon any of the property of the Borrower pursuant to the terms of any such agreement. indenture or other instrument;

            (d) the execution, delivery and performance of this Agreement, the performance of the transactions contemplated by the provisions hereof, and the execution, issuance and delivery of the Note and the Security Agreement in accordance with the provisions hereof have each been duly authorized by all necessary corporate action on the part of the Borrower;

            (e) this Agreement has been duly and validly executed and delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with the terms of this Agreement and the Note and Security Agreement. when executed and delivered in accordance with the terms thereof, will be valid and legally binding obligations of the Borrower, enforceable in accordance with the respective terms of each;

            (f) there is no material litigation or governmental proceeding pending or, to the knowledge of the Borrower or Borrower's officers threatened against the Borrower other than that which has been previously disclosed to the Department in writing. If such litigation or proceeding exists, Borrower shall set forth in an exhibit information regarding the amount of the claim, the forum in which the claim was filed, the date for the same, all of which shall be attached hereto and made a part hereof;

            (g) the Borrower has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as such taxes have become due; and

            (h) no consent or approval to the execution and performance of this Agreement and the transactions contemplated hereby not already obtained is required to be obtained by the Borrower from any governmental body, authority, agency, court or other person or entity, public or private, other than the Department.

All of the representations and warranties of the Borrower set forth herein shall survive and continue until the Loan is paid in full and all of the Borrower's obligations hereunder have been satisfied.

      Section 6. General Conditions of Lending. The obligation of the Department to make the Loan hereunder is subject to the fulfillment of the following conditions by the Borrower to the satisfaction of the Department:

            (a) concurrently with, or prior to, the disbursement of the Loan and dated the date of such disbursement, the Borrower shall have furnished to the Department in form and substance satisfactory to the Department's counsel a favorable written opinion of Borrower's counsel;

            (b) there shall have been delivered to the Department a certificate executed by the Secretary of the Borrower, dated the date of the initial disbursement under the Loan, setting forth the corporate action taken by the Borrower in connection with the Loan and the authorization of the Borrower, or authorized representatives of the Borrower to execute, deliver and perform pursuant to the terms and conditions of this Agreement and the execution by the Borrower of the Note, the Security Agreement and all related documentation, their By-Laws and Articles of incorporation as the Department's counsel shall deem appropriate;

            (c) all legal matters incident or related to the Loan shall be in form and substance satisfactory to counsel for the Department;

            (d) the Note and the Security Agreement and related financing statements shall have been duly executed and delivered to the Department or delivered for recording, where appropriate; and

            (e) compliance with such other conditions as shall be required by the Department.

      Section 7. Covenants of the Borrower. Until the Loan has been entirely repaid and all of Borrower's obligations to the Department in connection therewith and herewith have been satisfied, the Borrower hereby covenants that:

            (a) the Borrower shall use the proceeds of the Loan solely for the purpose of defraying a portion of the Cost;

            (b) the Borrower shall preserve Borrower's corporate existence, rights, privileges and franchises, and maintain Borrower's good standing as a corporation under the laws of Delaware;

            (c) the Borrower shall comply with all laws, regulations and orders of any court or governmental body having jurisdiction over the Project;

            (d) the Borrower shall, upon request by the Department, provide financial information and other information concerning Borrower in form reasonably satisfactory to the Department, including at least the following:

                  (i) a certificate of an authorized officer of the Borrower setting forth the number of employees and their respective job classifications (skilled, semi-skilled and unskilled) employed during the previous year at the Project; and (ii) financial statements of the Borrower for its most recent fiscal year, including its balance sheet and income statement;

            (e) the Borrower shall comply with all of the terms and conditions of this Agreement, the Note, and the Security Agreement;

            (f) the Borrower shall not create any additional debt secured by the Equipment;

            (g) the Borrower shall not discriminate against any employee or against any applicant for employment because of race, color, religious creed, national origin, ancestry, sex or age (including, but not limited to, employment upgrading. demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship). The Borrower hereby accepts and agrees to be bound by the nondiscrimination provisions as set forth in Exhibit "B" attached hereto;

            (h) the Borrower shall comply with the contractor integrity provisions as set forth in Exhibit "C" attached hereto;

            (i) the Borrower shall comply with the contractor responsibility provisions as set forth in Exhibit "D" attached hereto;

            (j) the Borrower shall pay all the costs of filing financing statements and any other costs that may be incurred pursuant to the closing and administration of the Loan;

            (k) the Borrower shall provide proper facilities at all times for inspection of the Equipment by the Department and its authorized representatives, and shall afford full and free access to the Project to such persons as may from time to time be designated by the Department;

            (l) without the prior written consent of the Department. the Borrower shall not (i) change its name, merge, consolidate or divide, or
      (ii) sell, transfer, assign, lease or otherwise convey or dispose of all or any material part of its assets, except in the ordinary course of business;

            (m) the Borrower shall comply with the Americans With Disabilities Act Provisions as set forth in Exhibit "E" attached hereto; and

            (n) the Borrower shall provide the Department yearly with the Borrower's current 10K filing with Securities and Exchange Commission.

      Section 8. Events of Default. The following shall each constitute an event of default hereunder (an "Event of Default"):

            (a) The Borrower shall fail to pay when due any amount payable under any of the Loan Documents (including, without limitation, any installment of principal or interest under the Note), and such failure shall continue for a period of thirty (30) days;

            (b) any representation or warranty made herein, in the application to the Department made by the Borrower in connection with the Loan, or in any certificate or financial or other statement furnished pursuant to the provisions hereof or as a part of such application, shall have been false or misleading in any material respect as of the time made or furnished;

            (c) the Borrower shall (i) become insolvent, (ii) admit Borrower's inability to pay Borrower's debts as they come due, (iii) make an assignment to the benefit of Borrower's creditors, (iv) be adjudicated bankrupt or insolvent, (v) voluntarily initiate proceedings under any bankruptcy or reorganization law either now or hereafter in effect, (vi) become the subject of any involuntary proceedings under any bankruptcy or reorganization law either now or hereafter in effect that shall not have been discharged within sixty (60) days of the initiation thereof, or (vii) seek to take advantage of any moratorium law either now or hereafter in effect;

            (d) a receiver, liquidator or trustee shall be appointed for the Borrower and shall not have been discharged within sixty (60) days;

            (e) a default or an event of default under the Security Agreement or the Note, or any other instrument relating to the Loan shall occur or be continuing and such default shall not be remedied for a period of thirty
      (30) days after the giving of written notice thereof to the Borrower by the Department; or

            (f) the Borrower shall fail to perform any other covenant, condition or provision hereof or of any of the Loan Documents and such failure shall not be remedied for a period of thirty (30) days after the giving of written notice thereof to the Borrower by the Department.

Immediately and without further notice to the Borrower, upon the occurrence of an Event of Default hereunder, the Department. or any subsequent holder of the Note, may declare the Note and interest accrued thereon and all liabilities of the Borrower thereunder to be immediately due and payable, and the same shall thereupon become and be due and payable, without presentment, demand, protest or notice of any kind to the Borrower, all of which are hereby expressly and knowingly waived. In addition, upon the occurrence of an Event of Default hereunder, the Department shall have the right to raise the rate of interest on the Loan up to twelve and one-half percent (12 1/2%) per annum, applied retroactively to the date of the first occurrence of the default until such time as the default is cured.

      Section 9. Failure to Create Jobs. If the Borrower shall fail to create the number of employment opportunities or jobs specified in Borrower's application, the Department shall have the right to increase the interest rate to the greater of 12 1/2% per annum or two percentage points greater than the prime interest rate (as defined in the Note),unless such an increase is waived by the Department because the failure to meet the job projections is deemed to be the result of circumstances beyond the control of the Borrower.

      Section 10. Miscellaneous. The terms of the Loan Documents shall be construed liberally in favor of the Department to effectuate the purposes hereof. No delay or failure on the part of the Department in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment, waiver, or discontinuance of steps to enforce such a right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of the Department hereunder are cumulative and concurrent and not exclusive of any rights or remedies which the Department might otherwise have. The Department shall have the right at all times to enforce the provisions of this Agreement, the Note, the Security Agreement, and all related documentation in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Department in refraining from so doing at any time or times. The failure of the Department at any time or times to enforce the Department's rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or any such documentation or as having in any way or manner modified or waived the same.

      Section 11. Writing Required. Any permit, consent or approval of any kind or character on the part of the Department under this Agreement, and any waiver of any provision or condition of this Agreement, must be in writing and executed by the Department and shall be effective only to the extent specifically set forth in such writing.

      Section 12. Duration of Covenants. All covenants and agreements of the Borrower contained herein or made in writing in connection herewith shall survive and continue until the Loan is entirely paid and all of the Borrower's obligations hereunder have been entirely satisfied.

      Section 13. Pennsylvania Law to Govern. This Agreement, the Commitment Letter dated December 20, 1995, the Note, and the Security Agreement and all other agreements delivered pursuant hereto shall be deemed to be contracts made under the laws of the Commonwealth of Pennsylvania and, for all purposes, shall be construed in accordance with the laws of such Commonwealth.

      Section 14. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient and each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      Section 15. Complete Agreement. This Agreement, the Note, and the Security Agreement constitute the entire agreement between the Department and the Borrower. The Loan Documents supersede and replace all prior agreements related to the subject matter thereof. Such instruments may be modified or amended only by a written instrument duly executed by the Department and the Borrower.

      Section 16. Notices. Notices required hereunder, or any correspondence concerning this Agreement shall be directed to the following addresses and shall he deemed properly given (a) if delivered by hand; (b) if sent by certified mail, return receipt requested, postage prepaid or by recognized overnight courier service (including, without limitation Federal Express or United Parcel Service overnight service), charges prepaid; or (c) if sent by facsimile, with a Copy sent by first class U.S. Mail, postage prepaid.

            To the Department:

                  PENNSYLVANIA DEPARTMENT OF COMMUNITY
                  AND ECONOMIC DEVELOPMENT
                  485 Forum Building
                  Harrisburg, Pennsylvania 17120
                  FAX:  (717) 234-4560
                  Attention:  Machinery and Equipment Loan Fund

            To Borrower:

                  HARRIS CORPORATION, SEMICONDUCTOR SECTOR
                  125 Crestwood Road
                  Mountaintop, Pennsylvania 18707-2189
                  Attention:  Plant Manager

            And simultaneously to:

                  HARRIS CORPORATION, SEMICONDUCTOR SECTOR
                  2401 East Palm Bay Road
                  Palm Bay, Florida 32905
                  Attention:  Vice President-Counsel

Notices and communications hereunder shall be deemed sufficiently given when dispatched pursuant to the foregoing provisions. Notices and communications delivered by hand shall be effective upon receipt; notices and communications sent by fax, with a copy by first class U.S. Mail, shall be effective upon dispatch; notices and communications sent by recognized overnight courier service shall be effective on the business day following dispatch; and notices sent by certified mail shall be effective on the third business day following dispatch. The parties hereto may, by a notice given hereunder, designate any further or different addresses to which any subsequent notice or communication hereunder shall be sent.

      Section 17. Severability. The terms and provisions of this Agreement are severable. The unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Agreement under federal, state or other applicable law shall not render any other term, covenant, condition or provision hereof unenforceable or invalid.

      Section 18. Under Seal. This Agreement shall take effect as an instrument under seal.

      Section 19. Further Assurances. The Borrower, from time to time, shall execute such further instruments as the Department may reasonably request to further confirm and assure the interests and rights created or intended to be created in favor of the Department hereunder or under the Security Agreement or the Note.

      Section 20. Successors and Assigns. This Agreement and each of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Department and their respective successors and assigns. except that the Borrower may not assign or transfer its rights hereunder or thereunder without the prior written consent of the Department. The parties do not intend the benefits of this Agreement to inure to any third party. No portion of the Department's commitment to make the Loan will, at any time, be subject to attachment or levy by any creditor of the Borrower or by any contractor, subcontractor, materialman or supplier or any creditor of any such contractor, subcontractor. materialman or supplier. Notwithstanding anything contained herein or in the Note, the Security Agreement, or any other document executed in connection with this transaction, or any conduct or course of conduct by any of the parties hereto, before or after signing this Agreement or any of the other aforesaid documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against the Department, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than the Borrower.

      Section 21. Setoff. The Borrower agrees that the Commonwealth of Pennsylvania may set off the amount of any state tax liability or other debt of the Borrower or its respective subsidiaries that is owed to the Commonwealth and not being contested on appeal against any payments due the Borrower under this or any other contract with the Commonwealth.

      Section 22. Consent to Jurisdiction. The Borrower hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Loan Documents may be brought in any federal or state court located in or whose district includes Harrisburg, Pennsylvania or the county wherein the Project is located and consents to the jurisdiction of such court in any such suit, action or proceeding, and (b) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Borrower at its address provided under or pursuant to Section 15. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this section shall be by certified or registered mail, return receipt requested. Nothing in this section shall affect the right of the Department to serve legal process in any other manner permitted by law or affect the right of the Department to bring any suit, action or proceeding against the Borrower or Borrower's property in the courts of any other jurisdiction.

      Section 23. Incorporation by Reference. All exhibits to this Agreement and the terms of all Loan Documents shall be incorporated herein by reference as though expressly set forth herein.

      Section 24. Descriptive Headings. Descriptive headings of the several Sections of each of the Loan Documents are intended for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:                            COMMONWEALTH OF PENNSYLVANIA,
                                    acting by and through the DEPARTMENT OF
                                    COMMUNITY AND ECONOMIC DEVELOPMENT

/s/ Kimberly A. [illegible]         By: /s/ Emily [illegible]
-----------------------------           -------------------------------------
                                        Deputy Secretary

(OFFICIAL SEAL)


ATTEST:                             HARRIS CORPORATION
                                    SEMICONDUCTOR SECTOR

[illegible]                         By: [illegible]
-----------------------------           -------------------------------------
Secretary                               Sector President

(CORPORATE SEAL)

                                   EXHIBIT "A"

                                    EQUIPMENT

      Debtor's "Equipment" - The machinery, equipment and other tangible personal property listed below, and all parts, replacements., additions and accessions thereto, any proceeds of sale or disposition thereof and any proceeds of insurance thereon or condemnation thereof.

                             THE EQUIPMENT SCHEDULE

TYPE OF EQUIPMENT         VENDOR/MANUFACTURER         MODEL NO./SERIAL NO.
-----------------         -------------------         --------------------
NOVELLUS SYSTEMS          CONCEPT ONE                 V929764    1,154,855

Chemical Vapor Deposition System

                                   EXHIBIT "B"

                            NONDISCRIMINATION CLAUSE

      During the term of this contract, the Borrower agree as follows:

      1. the Borrower shall not discriminate against any employee, applicant for employment, independent contractor or any other person because of race, color, religious creed, ancestry, national origin, age or sex. The Borrower shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color, religious creed, ancestry, national origin, age or sex. Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. The Borrower shall post in conspicuous places, available to employees, agents, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

      2. the Borrower shall in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed. ancestry, national origin, age, or sex.

      3. the Borrower shall send each labor union or workers' representative with which they have a collective bargaining agreement or other contract or understanding. a notice advising said labor union or workers representative of their commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by the Borrower.

      4. it shall be no defense to a finding of noncompliance with this nondiscrimination clause that the Borrower had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that the Borrower was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

      5. where the practices of a union or of any training program or other source of recruitment will result in the exclusion of minority group persons, so that the Borrower will be unable to meet its obligations under this nondiscrimination clause, the Borrower shall then employ and fill vacancies through other nondiscriminatory employment procedures.

      6. the Borrower shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of the Borrower's noncompliance with the nondiscrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part, and the Borrower may be declared temporarily ineligible for further Commonwealth contracts, and other sanctions may be imposed and remedies invoked.

      7. the Borrower shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the contracting agency and the Office of

Administration, Bureau of Affirmative Action, for purposes of investigation to ascertain compliance with the provisions of this clause. If the Borrower does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency or the Bureau of Affirmative Action.

      8. the Borrower shall actively recruit minority subcontractors or subcontractors with substantial minority representation among its employees.

      9. the Borrower shall include the provisions of this nondiscrimination clause in every subcontract., so that such provisions will be binding upon each subcontractor.

      10. the Borrower obligations under this clause are limited to the Borrower's facilities within Pennsylvania or where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

                                   EXHIBIT "C"

                         CONTRACTOR INTEGRITY PROVISIONS

      1. Definitions.

      a. Confidential information means information that is not public knowledge, or available to the public on request, disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

      b. Consent means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this Agreement.

      c. Commonwealth means the Commonwealth of Pennsylvania Acting by and Through its Department of Community and Economic Development and any agencies and instrumentalities of the Commonwealth of Pennsylvania for which the Department of Community and Economic Development provides staff services (including without limitation the Pennsylvania industrial Development Authority, Pennsylvania Economic Development Financing Authority, Pennsylvania Energy Development Authority, and Pennsylvania Minority Business Development Authority).

      d. Contractor means the individual or entity that has entered into an agreement with the Commonwealth, assumed the obligations of another to repay moneys to the Commonwealth, or is the intended beneficiary of, and has knowingly received benefits under, an agreement between the Commonwealth and a financial intermediary or educational institution, including directors, officers, partners, managers, key employees, and owners of more than a 5% interest.

      e. Financial Interest means:

            (1) ownership of more than a 5% interest in any business; or

            (2) holding a position as an officer, director, trustee, partner, employee, or the like, or holding any position of management.

      f. Gratuity means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

      2. The Contractor shall take no action in violation of state or federal laws, regulations. or other requirements that govern contracting with the Commonwealth.

      3. The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise of discretion, or violation of a known legal duty by any officer or employee of the Commonwealth.

      4. The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, give, or agree or promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Commonwealth.

      5. Except with the consent of the Commonwealth the Contractor shall not have a financial interest in any other contractor, subcontractor, or supplier providing services, labor, or material on this project.

                                   EXHIBIT "D"

                      CONTRACTOR RESPONSIBILITY PROVISIONS

      1. The Contractor certifies that it is not currently under suspension or debarment by the Commonwealth, any other state, or the federal government, and if the Contractor cannot so certify, then it agrees to submit along with the bid/proposal a written explanation of why such certification cannot be made.

      2. If the Contractor enters into any subcontracts or employs under this contract any subcontractors/individuals who are currently suspended or debarred by the Commonwealth or the federal government or who become suspended or debarred by the Commonwealth or federal government during the term of this contract or any extensions or renewals thereof, the Commonwealth shall have the right to require the Contractor to terminate such subcontracts or employment.

      3. The Contractor agrees to reimburse the Commonwealth for the reasonable costs of investigation incurred by the Office of Inspector General for investigations of the Contractor's compliance with terms of this or any other agreement between the Contractor and the Commonwealth which result in the suspension or debarment of the Contractor. Such costs shall include, but not be limited to, salaries of investigators, including overtime; travel and lodging expenses; and expert witness and documentary fees. The Contractor shall not be responsible for investigative costs for investigations which do not result in the Contractor's suspension or debarment.

      4. The Contractor may obtain the current list of suspended and debarred contractors by contacting the:

                                    Department of General Services
                                    Office of Chief Counsel
                                    603 North Office Building
                                    Harrisburg. PA 17125
                                    Telephone No. (717) 783-6472
                                    Fax No. (717) 787-9138

                                   EXHIBIT "E"

                   AMERICANS WITH DISABILITIES ACT PROVISIONS

       During the term of this contract, the Contractor agrees as follows:

      1. Pursuant to federal regulations promulgated under the authority of The Americans With Disabilities Act 28 C.F.R. Section 35.101 et seq., the Contractor understands and agrees that no individual with a disability shall, on the basis of the disability, be excluded from participation in this contract or from activities provided for under this contract. As a condition of accepting and executing this contract, the Contractor agrees to comply with the "General Prohibitions Against Discrimination," 28 C.F.R. Section 35.130, and all other regulations promulgated under Title II of The Americans With Disabilities Act which are applicable to the benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

      2. The Contractor shall be responsible for and agrees to indemnify and hold harmless the Commonwealth of Pennsylvania from all losses, damages, expenses, claims, demands, suits, and actions brought by any party against the Commonwealth of Pennsylvania as a result of the Contractor's failure to comply with the provisions of paragraph 1 above.

      3. "Contractor" means the individual or entity that has entered into this Agreement with the Commonwealth.